UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2019

COLE OFFICE & INDUSTRIAL REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55436	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

2325 East Camelback Road, 10th Floor, Phoenix, Arizona 85016
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.
As previously reported, on February 14, 2019, certain wholly owned subsidiaries (collectively, the “Seller”) of Cole Corporate Income Operating Partnership II, LP, of which Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”) is the sole general partner and owns, directly or indirectly, 100% of the partnership interests, entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Industrial Logistics Properties Trust (the “Purchaser”), an unaffiliated third party. Under the terms of the Purchase and Sale Agreement, the Seller agreed to sell to the Purchaser 18 industrial properties encompassing approximately 8.7 million gross rentable square feet of commercial space across 12 states. The sale closed (the “Closing”) on April 9, 2019 for total consideration of $624.7 million, including $567.7 million in cash and the assumption by the Purchaser of a $57.0 million loan on a property in Ruskin, Florida.
The Company paid a disposition fee of approximately $1.6 million based on the contract sales price of the properties to the Company’s affiliated advisor, Cole Corporate Income Management II, LLC (the “Advisor”), pursuant to the Company’s Advisory Agreement with the Advisor.
Following the Closing, the Company’s portfolio now consists of 17 office properties and one industrial property encompassing approximately 2.8 million gross rentable square feet of commercial space across nine states. Those assets are 100.0% leased with a weighted average lease term of 9.0 years and represent 17 tenant concepts and 11 industry sectors. Major tenants for the remaining portfolio include Keurig Green Mountain, Dow Chemical, Freeport-McMoRan and Traveler’s Insurance.
The Company anticipates using the net sale proceeds for the repayment of debt, the acquisition of long-dated net lease properties in furtherance of the Company’s investment objectives, and for other general corporate purposes. Management believes that the Company is well-positioned to meet its investment objectives based on the portfolio’s diversification, overall credit quality and tenant roster.
The Purchase and Sale Agreement, dated February 14, 2019, was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on February 15, 2019. The foregoing description of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase and Sale Agreement, dated February 14, 2019.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

The Company hereby confirms that the required pro forma financial information will be filed on or before April 15, 2019, which date is within the period allowed to file such pro forma financial information.

(c) Shell Company Transactions
None

(d) Exhibits
None

Exhibit No.	Description
99.1	Press Release issued April 10, 2019 related to the Purchase and Sale Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2019	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer

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